UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2011

FULL HOUSE RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-32583	13-3391527
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4670 S. Fort Apache Road, Suite 190 Las Vegas, Nevada	89147
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-221-7800

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.07 Submission of Matters to a Vote of Security Holders.
The 2011 annual meeting of the stockholders of Full House Resorts, Inc. (the “Company”) was held on April 26, 2011. Items of business set forth in the Company’s proxy statement filed with the Securities and Exchange Commission on March 16, 2011 that were voted on and approved are as follows:
(1) Election of Directors:

	Votes
Nominee	For	Withheld	Broker Non-Vote
Kenneth R. Adams	12,003,685	109,695	4,824,918
Carl G. Braunlich	11,925,918	187,462	4,824,918
Kathleen M. Caracciolo	11,925,917	187,463	4,824,918
Andre M. Hilliou	10,453,646	1,659,734	4,824,918
Lee A. Iacocca	10,765,815	1,347,565	4,824,918
Mark J. Miller	10,766,015	1,347,365	4,824,918
(2) Amend the Certificate of Incorporation to increase the authorized shares of common stock from 25,000,000 to 100,000,000:

For	Against	Abstain	Broker Non-Vote
13,418,157	3,320,417	199,719	—
(3) Amend and restate the 2006 Incentive Compensation Plan to increase the shares of common stock authorized for issuance under the Plan to 2,000,000, to extend the duration of the Plan and to make certain technical updates to the Plan:

For	Against	Abstain	Broker Non-Vote
9,005,002	3,061,759	46,619	4,824,918
(4) Ratification of Piercy Bowler Taylor & Kern, as the Company’s independent registered public accounting firm for 2011:

For	Against	Abstain	Broker Non-Vote
16,675,993	127,747	134,555	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Full House Resorts, Inc.
Date: April 29, 2011	/s/ Barth F. Aaron
Barth F. Aaron
Secretary/General Counsel

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